Exhibit 99.1

RealD Inc. Reports Fourth Quarter and Fiscal Year 2013 Financial Results

LOS ANGELES (June 6, 2013) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its fourth quarter and fiscal year ended March 31, 2013.

“RealD delivered strong free cash flow for our fourth quarter and fiscal year ended March 31, 2013, despite the slight year-over-year decline in license revenue,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “We also continue to advance our international expansion initiatives, highlighted by the recent opening of our first office in Latin America.  Additionally, RealD’s largest exhibitor customer in Latin America, Cinepolis, entered into an expanded agreement to equip at least 400 additional auditoriums with RealD 3D technology across the Cinepolis circuit in Latin America, the United States and India within the next 12 months.”

Fourth Quarter Fiscal 2013 Financial Highlights

•                 Total revenue was $45.4 million, comprised of license revenue of $31.3 million and product and other revenue of $14.2 million, for the fourth quarter of fiscal 2013.   For the fourth quarter of fiscal 2012, total revenue was $50.0 million, comprised of license revenue of $31.7 million and product and other revenue of $18.4 million.

•                 GAAP net loss attributable to common stockholders was $4.3 million, or $0.09 per share, compared to GAAP net income attributable to common stockholders of $5.5 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2012.  The fourth quarter of fiscal 2012 included a tax benefit of $2.1 million.

•                 Adjusted EBITDA was $13.9 million, compared to $17.8 million in the fourth quarter of fiscal 2012.

•                 Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Full Year Fiscal 2013 Financial Highlights

•                 Total revenue was $215.6 million, comprised of license revenue of $137.8 million and product and other revenue of $77.8 million, for the year ended March 31, 2013.  For the year ended March 23, 2012, total revenue was $246.6 million, comprised of license revenue of $147.8 million and product and other revenue of $98.8 million.

•                 GAAP net loss attributable to common stockholders was $9.7 million, or $0.20 per share, compared to GAAP net income of $36.9 million, or $0.65 per diluted share, for the year ended March 23, 2012.

•                 Adjusted EBITDA was $63.3 million, compared to $104.4 million for the year ended March 23, 2012.

Cash Flows, Stock Repurchases and Balance Sheet Highlights

•                 For the year ended March 31, 2013, cash flows from operating activities were $79.7 million and total capital expenditures were $34.3 million, resulting in free cash flow of $45.4 million.

•                 Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                 During the fourth quarter of fiscal 2013, RealD repurchased approximately 1,106,000 shares of common stock for $12.7 million, representing an average cost of $11.47 per share.

•                 Since the inception of the stock repurchase program in April 2012 through March 31, 2013, RealD has repurchased approximately 5,928,000 shares of common stock at an average cost of $10.20 per share.  As of March 31, 2013, $14.6 million remained available under the $75 million stock repurchase authorization.

•                 As of March 31, 2013, cash and cash equivalents were $31.0 million and total debt was $47.5 million.  The increase of $12.5 million in total debt from December 31, 2012 primarily funded stock repurchases during the quarter.

Key Metrics

•                 Estimated box office generated on RealD-enabled screens(1) for the fourth quarter of fiscal 2013 was $614 million ($268 million domestic, $346 million international).   In the fourth quarter of fiscal 2012, estimated box office generated on RealD-enabled screens was $589 million ($337 million domestic, $252 million international).

•                 The percentage of RealD box office generated from animation and family genre films (which have lower average ticket prices) decreased compared to the fourth quarter of fiscal 2012.

•                 Seven 3D films were released in the fourth quarter of fiscal 2013, compared to eight 3D films in the fourth quarter of fiscal 2012.  These figures reflect the number of 3D films released domestically during the periods.

•                 International markets generated 61% of license revenue and 29% of product and other revenue in the fourth quarter of fiscal 2013.

•                 As of March 31, 2013, RealD had deployed approximately 22,700 RealD-enabled screens, an increase of 12% from approximately 20,200 screens as of March 23, 2012, and an increase of 500 screens (200 domestic, 300 international), or 2%, from approximately 22,200 screens as of December 31, 2012.

•                 As of March 31, 2013, RealD had approximately 12,800 domestic screens at approximately 2,800 domestic theater locations and approximately 9,900 international screens at approximately 2,700 international theater locations.

(1)         Estimated domestic box office on RealD-enabled screens represents the estimated 3D box office generated on RealD-enabled domestic screens. Estimated international box office on RealD-enabled international screens is the estimated 3D box office generated on RealD-enabled international screens.  RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data.  International box office reflects RealD’s estimates of international box office generated on RealD-enabled screens in 20 foreign countries where box office tracking is available.  RealD estimates these countries represent approximately 85% of RealD’s international license revenues.

Previously Announced Plan to Change Definition of Adjusted EBITDA, a Non-GAAP Measure, Beginning in FY 2014

As previously announced, beginning in the first quarter of fiscal 2014 that ends on June 30, 2013, RealD intends to modify its definition of Adjusted EBITDA for financial reporting purposes to align with the Adjusted EBITDA definition under RealD’s expanded credit facility.  As a result, for future reporting periods, RealD no longer intends to add back sales and use tax and property tax to calculate Adjusted EBITDA for financial reporting purposes.

3D Theatrical Release Schedule for Fiscal 2014

(As of June 6, 2013 – Domestic)

Fiscal Q1 2014	Film	Domestic Release Date
(ending 6/30/13)	Jurassic Park (re-release)	4/5/2013
	Iron Man 3	5/3/2013
	The Great Gatsby	5/10/2013
	Star Trek Into Darkness	5/16/2013
	Epic	5/24/2013
	Man of Steel	6/14/2013
	World War Z	6/21/2013
	Monsters University	6/21/2013

Fiscal Q2 2014	Film	Domestic Release Date
(ending 9/30/13)	Despicable Me 2	7/3/2013
	Pacific Rim	7/12/2013
	Turbo	7/17/2013
	R.I.P.D.	7/19/2013
	The Wolverine	7/26/2013
	The Smurfs 2	7/31/2013
	Percy Jackson: Sea of Monsters	8/7/2013
	Planes	8/9/2013
	One Direction: This Is Us	8/30/2013
	Battle of the Year: The Dream Team	9/13/2013
	Cloudy With a Chance of Meatballs 2	9/27/2013

Fiscal Q3 2014	Film	Domestic Release Date
(ending 12/31/13)	Sin City: A Dame to Die For	10/4/2013
	Gravity	10/4/2013
	Metallica: Through the Never	10/4/2013
	The Seventh Son	10/18/2013
	Free Birds	11/1/2013
	Thor: The Dark World	11/8/2013
	Frozen	11/27/2013
	Postman Pat: The Movie - You Know You’re the One	11/27/2013
	The Hobbit: The Desolation of Smaug	12/13/2013
	Walking With Dinosaurs	12/20/2013
	47 Ronin	12/25/2013

Fiscal Q4 2014	Film	Domestic Release Date
(ending 3/31/14)	The Nut Job	1/17/2014
	I, Frankenstein	1/24/2014
	The Lego Movie	2/7/2014
	Pompeii	2/28/2014
	Mr. Peabody and Sherman	3/7/2014
	300: Rise of an Empire	3/7/2014

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD’s management will host a conference call to discuss RealD’s financial results for the fourth quarter of fiscal 2013, beginning at 4:30 pm ET (1:30 pm PT), today, June 6, 2013.  To access the call via telephone, interested parties should dial (855) 769-4820 (U.S.) or (407) 374-0083 (International) ten minutes prior to the start time and use conference ID 73037700.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of RealD’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (855) 859-2056, or (404) 537-3406 for international callers. The conference ID for the telephone replay is 73037700.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; our expectations regarding demand and acceptance for our technologies; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s ability to generate revenue from the licensing of RealD’s 3D technologies for use in 3D-enabled display devices; 3D motion picture releases and conversions scheduled for fiscal 2014 ending March 31, 2014 and beyond, their commercial success and consumer preferences, that, in recent periods, have trended in favor of 2D over 3D in some motion pictures in domestic markets; our ability to increase our revenues and the number of RealD-enabled screens in domestic and international markets and our market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities, which may increase in future periods; market and industry trends, including growth in 3D content; our plans, strategies and expected opportunities; the deployment of and demand for our products and products incorporating our technologies; RealD’s projected operating results; and competitive pressures in domestic and international cinema markets impacting license and product revenues.

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s Annual Report on Form 10-K for the twelve months ended March 23, 2012, RealD’s Quarterly Report on Form 10-Q for the third fiscal quarter ended December 31, 2012 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.   RealD defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of RealD’s core operating performance.  RealD defines free cash flow as net cash provided by operating activities less total capital expenditures in a given period (e.g. purchases of cinema systems and property and equipment on a combined basis).

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD presents free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, RealD’s presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  Adjusted EBITDA also differs from the amounts calculated under the similarly titled definition in our credit agreement, which is further adjusted to reflect certain other cash and non-cash charges and is used to determine compliance with financial covenants and RealD’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers, content producers and distributors to enable the delivery and viewing of 3D content on a variety of visual displays and devices.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; Tokyo, Japan; and Rio de Janeiro, Brazil.  For more information, please visit our website at www.reald.com.

© 2013 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Year ended
	March 31,	March 23,	March 31,	March 23,
	2013	2012	2013	2012

Revenue:
License	$31,253	$31,655	$137,752	$147,801
Product and other	14,196	18,392	77,800	98,827
Total revenue	45,449	50,047	215,552	246,628
Cost of revenue:
License	12,424	9,480	47,243	39,801
Product and other	12,751	13,672	78,117	78,137
Total cost of revenue	25,175	23,152	125,360	117,938
Gross profit	20,274	26,895	90,192	128,690
Operating expenses:
Research and development	4,588	3,764	19,454	16,500
Selling and marketing	6,394	7,423	25,266	27,682
General and administrative	12,033	12,454	47,830	42,189
Total operating expenses	23,015	23,641	92,550	86,371
Operating income (loss)	(2,741)	3,254	(2,358)	42,319
Interest expense	(456)	(261)	(1,483)	(971)
Other income (loss)	(425)	625	(982)	782
Income (loss) before income taxes	(3,622)	3,618	(4,823)	42,130
Income tax expense (benefit)	822	(2,065)	5,064	5,105
Net income (loss)	(4,444)	5,683	(9,887)	37,025
Net (income) loss attributable to noncontrolling interest	108	(147)	197	(156)
Net income (loss) attributable to RealD Inc. common stockholders	$(4,336)	$5,536	$(9,690)	$36,869

Earnings (loss) per common share:
Basic	$(0.09)	$0.10	$(0.20)	$0.68
Diluted	$(0.09)	$0.10	$(0.20)	$0.65

Shares used in computing earnings per common share:
Basic	49,792	54,587	52,345	54,352
Diluted	49,792	56,468	52,345	56,852

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	March 31,	March 23,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$31,020	$24,894
Accounts receivable, net	45,472	59,212
Inventories	15,430	40,577
Deferred costs – eyewear	538	932
Prepaid expenses and other current assets	3,973	2,630
Total current assets	96,433	128,245
Property and equipment, net	25,002	12,713
Cinema systems, net	125,379	141,024
Digital projectors, net-held for sale	728	1,078
Goodwill	10,657	10,657
Other intangibles, net	7,417	1,746
Deferred income taxes	3,001	3,049
Other assets	5,031	3,663
Total assets	$273,648	$302,175

Liabilities and equity
Current liabilities:
Accounts payable	$22,737	$22,617
Accrued expenses and other liabilities	25,013	28,870
Deferred revenue	9,916	7,201
Income taxes payable	603	1,121
Deferred income taxes	2,860	3,149
Current portion of long-term debt	1,042	–
Total current liabilities	62,171	62,958
Credit facility agreement	46,458	25,000
Deferred revenue, net of current portion	10,392	13,920
Other long-term liabilities, customer deposits and virtual print fee liability	5,438	2,691

Commitments and contingencies

Equity (deficit)
Common stock	332,694	309,894
Accumulated deficit	(182,846)	(112,711)
	115	–
Total RealD Inc. stockholders’ equity	149,963	197,183
Noncontrolling interest	(774)	423
Total equity	149,189	197,606

Total liabilities and equity	$273,648	$302,175

RealD Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year ended
	March 31,	March 23,
	2013	2012
Cash flows from operating activities
Net income (loss)	$(9,887)	$37,025
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,131	28,266
Deferred income tax	(241)	38
Non-cash interest expense	483	151
Non-cash stock compensation	18,474	15,744
Gain on sale of digital projectors	–	(1,742)
Loss on disposal of property and equipment	44	452
Impairment of long-lived assets	8,679	10,269
Changes in operating assets and liabilities:
Accounts receivable	11,266	(6,062)
Inventories	25,147	14,394
Prepaid expenses and other current assets	(954)	(896)
Deferred costs - eyewear	394	(883)
Other assets	(590)	(1,528)
Accounts payable	125	(36,916)
Accrued expenses and other liabilities	(7,790)	(11,399)
Other long-term liabilities, customer deposits and virtual print fee liability	2,747	1,989
Income taxes receivable/payable	(518)	1,260
Deferred revenue	(813)	(7,161)
Net cash provided by operating activities	79,697	43,001

Cash flows from investing activities
Purchases of property and equipment	(16,169)	(8,760)
Purchases of cinema systems and related components	(18,121)	(52,708)
Purchases of intangible assets	(6,084)	–
Proceeds from sale of digital projectors	2,474	3,999
Net cash used in investing activities	(37,900)	(57,469)

Cash flows from financing activities
Noncontrolling interest distribution	(1,000)	(1,509)
Payments of debt issuance costs	(1,167)	–
Repayments of long-term debt	–	(2,311)
Proceeds from credit facility	60,000	30,000
Repayments on credit facility	(37,500)	(5,000)
Proceeds from exercise of stock options	3,516	972
Proceeds from issuance of common stock pursuant to employee stock purchase plan	810	–
Proceeds from exercise of warrants	–	271
Proceeds from exercise of motion picture exhibitor options	–	3
Repurchase of common stock	(60,445)	–
Net cash provided (used) by financing activities	(35,786)	22,426
Effect of currency exhange rate changes on cash and cash equivalents	115	–
Net increase in cash and cash equivalents	6,126	7,958
Cash and cash equivalents, beginning of year	24,894	16,936
Cash and cash equivalents, end of year	$31,020	$24,894

Supplemental disclosures of cash flow information
Cash payments for income taxes	$1,967	$1,060
Cash payments for interest expense	1,000	820
Sale of digital projectors in accounts receivable	$–	$2,474

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended		Year ended
	March 31,	March 23,	March 31,	March 23,
	2013	2012	2013	2012
Net income (loss)	$(4,444)	$5,683	$(9,887)	$37,025
Add (deduct):
Interest expense, net	456	261	1,483	971
Income tax expense (benefit)	822	(2,065)	5,064	5,105
Depreciation and amortization	9,001	7,708	33,131	28,266
Other (income) loss (1)	425	(625)	982	(782)
Share-based compensation expense (2)	4,509	4,026	18,474	15,744
Impairment of assets and intangibles (3)	2,098	1,245	8,679	10,269
Sales and use tax (4)	780	1,287	3,950	6,363
Property tax (5)	256	301	1,447	1,434
Adjusted EBITDA	$13,903	$17,821	$63,323	$104,395

(1)         Includes gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)         Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units and employee stock purchase plan to employees, officers and directors.

(3)         Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.

(4)         Represents taxes incurred by us for cinema license and product revenue.

(5)         Represents property taxes on RealD Cinema Systems and digital projectors.

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Year ended
	March 31,	March 23,
	2013	2012

Net cash provided by operating activities	$79,697	$43,001
Purchases of property and equipment	(16,169)	(8,760)
Purchases of cinema systems and related components	(18,121)	(52,708)
Free cash flow	$45,407	$(18,467)